EXHIBIT 99.2

TPT Global Tech Announces $3,000,000 Equity Financing to Support VuMe Super App

Launch and Strengthen Financial Position

SAN DIEGO, CA / ACCESSWIRE / February 23, 2024 / TPT Global Tech, Inc. (OTC PINK:TPTW) www.tptglobaltech.com), a leading innovator in the telecommunications and technology industries is pleased to announce that it has entered into a $3,000,000 equity financing agreement with MACRAB, LLC ("MACRAB") ("Equity Line" or "Facility") under the terms of a Standby Equity Commitment Agreement (the "Investment Agreement"), as well as a registration rights agreement related thereto ("Registration Rights Agreement"). The $3,000,000 financing term is a maximum duration of 24 months. Under the terms of the Registration Rights Agreement, a Form S-1 Registration Statement will be filed with the Securities & Exchange Commission ("SEC") to register the common shares that may be issued in connection with this Facility.

This strategic financial arrangement is designed to support the company's corporate endeavors, notably the launch of the innovative VuMe Super App and the enhancement of the company's financial structure through debt reduction. The company also is currently raising capital through its SEC-qualified Tier 2 1A Preferred Share offering https://tptglobaltech.com/presentations/.

The Standby Equity Commitment Agreement provides TPT Global Tech with a reliable source of capital over the next 24 months. This agreement allows the company to draw down funds in tranches, as needed, giving it the flexibility to manage cash flow efficiently while aggressively pursuing its strategic objectives. The terms of the agreement have been structured to align with the company's growth trajectory and operational needs, ensuring that TPT Global Tech can access capital in a manner that minimizes dilution and maximizes value for existing shareholders.

Stephen Thomas, CEO of TPT Global Tech, expressed his enthusiasm for the agreement, stating, "This Standby Equity Commitment is a testament to our partners' confidence in TPT Global Tech's vision and strategic direction. It provides us with the financial flexibility to accelerate the development and launch of our VuMe Super App, a platform we believe will redefine user engagement across multiple digital services. Additionally, this commitment allows us to improve our balance sheet by reducing debt, positioning us for sustainable growth and long-term success."

The VuMe Super App, TPT Global Tech's cornerstone project, is set to integrate a variety of digital services, including social media, multimedia streaming, and mobile payment options into a single, seamless user experience. The Standby Equity Commitment not only facilitates the app's launch but also underscores TPT Global Tech's dedication to innovation and excellence in the tech and telecom sectors.

Furthermore, this equity financing mechanism is an important step in TPT Global Tech's ongoing efforts to enhance its financial health and operational efficiency. By leveraging this commitment, the company is well-positioned to execute its strategic plan, deliver on its promises to stakeholders, and achieve its objectives in the rapidly evolving digital landscape.

About TPT Global Tech, Inc.

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.